UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   January 22, 2010

BUSINESS MARKETING SERVICES, INC.
(Exact Name of Registrant As Specified In Charter)

DELAWARE	333-152017	80-0154787
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

1 Broadway, 10th Floor
Cambridge, MA 02142
(Address of Principal Executive Offices)

(617) 806-6869
  (Issuer Telephone Number)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 19, 2010 (the “Closing Date”), Hans Pandeya acquired the majority of the issued and outstanding common stock of Business Marketing Services, Inc., a Delaware corporation (the “Company”), from Doug Black (the “Seller”), in accordance with a common stock purchase agreement (the “Stock Purchase Agreement”) between Hans Pandeya, Doug Black and the Company.  On the Closing Date, pursuant to the terms of the Stock Purchase Agreement, Hans Pandeya acquired fifteen million (15,000,000) shares of the Company’s issued and outstanding common stock representing approximately 78% of the Company’s issued and outstanding common stock, for a total purchase price of Three Hundred Twenty-Five Thousand dollars ($325,000).

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On January 19, 2010 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement, Hans Pandeya purchased a total of fifteen million (15,000,000) shares of issued and outstanding common stock of the Company from Doug Black.  At this time, Doug Black was the sole officer and director of the Company.  The total of 15,000,000 shares sold to Hans Pandeya represents approximately 78% of the shares of outstanding common stock of the Company at the time of transfer.  As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

●	As of January 19, 2010, Hans Pandeya was appointed as the Company's President, Chief Executive Officer, Secretary, Principal Accounting Officer and Director.

●
Doug Black resigned as a member of the Company's Board of Directors and as the Company's President, Chief Executive Officer, Secretary, Principal Accounting Officer and Director, effective January 19, 2010.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Doug Black resigned as a member of the Company's Board of Directors effective as of January 19, 2010.  Doug Black also resigned as the Company's President, Chief Executive Officer, Secretary and Principal Accounting Officer effective January 19, 2010.  At the time of resignation, Mr. Black was not a member of any committee on the board of directors.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On January 19, 2010, Mr. Pandeya was appointed as the Company's President, Chief Executive Officer, Secretary, Principal Accounting Officer and Director.  As of the date of this filing, Mr. Pandeya has not been appointed to any committee of the board of directors.

Mr. Pandeya, Chief Executive Officer and Chairman

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Pandeya is a party in connection with this appointment as a director and an officer of this Company.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Shell company transactions. None
(d)	Exhibits.
	Exhibit #	Description
	10.1	Common Stock Purchase Agreement dated January 15, 2010 Business Marketing Services, Inc., Doug Black and Hans Pandeya.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS MARKETING SERVICES, INC

By:	/s/ Hans Pandeya
HANS PANDEYA President

 Dated: January 22, 2010